                                 EXHIBIT 10.5

                      1999 COMMERCE NATIONAL CORPORATION
                       DIRECTOR'S STOCK OPTION AGREEMENT

     THIS AGREEMENT is made this 1st day of January, 1999, by and between COMMERCE NATIONAL CORPORATION, a Florida corporation having offices at Orlando, Florida (hereafter "Company"), and Guy D. Colado, residing in Winter Park, Florida, currently serving as a director of the Company (hereafter "Optionee").

                                  WITNESSETH:

          WHEREAS, Optionee is a valuable and trusted director of the Company, and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire further proprietary interest in the Company; and

          WHEREAS, the Company desires to encourage, motivate, retain and attract highly competent individuals such as Optionee upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends; and

          WHEREAS, the options to purchase Stock of the Company hereunder are granted in accordance with the 1999 Commerce National Corporation Directors' Stock Plan.

          NOW THEREFORE, in consideration of the premises, and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions

          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Company" shall mean Commerce National Corporation.

          (c) "Director" shall mean any individual who serves on the Board of Directors of the Company and has entered into or is eligible to enter into a Stock Option Agreement with the Company.

          (d) "Equity Per Share" shall mean the Company's shareholders equity per common share outstanding as of January 1, 1999.

          (e) Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article IV hereof.

          (f) "Plan" shall mean the 1999 Commerce National Corporation Directors' Stock Plan.

          (g) "Service" shall mean the tenure of Optionee as a director of the Company.

          (h) "Stock" or "Shares" shall mean the common stock, par value $0.10 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

          (i) "Stock Option Agreement" or "Agreement" shall mean this agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder, the terms of which are set forth herein.

          (j) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

          (k) "Year" shall mean any calendar year during the term of this Agreement from January 1 to December 31, inclusive.

                                  ARTICLE II
                            Name and Effective Date

1.1  Name.  This Agreement shall be known as the "1999 Commerce National
     ----
     Corporation - Guy D. Colado Stock Option Agreement".

1.2. Effective Date.  The Plan shall become effective as of the date indicated,
     --------------
     above.

                                  ARTICLE III
                        Shares of Stock Subject to Plan

2.1. Limitations.  Subject to adjustment pursuant to the provisions of Section
     -----------
     3.3 hereof, the Optionee may purchase up to Five Hundred (500) Shares hereunder, which shall be issued and sold pursuant to the provisions of this Agreement. Such Shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

2.2. Option Granted Under Agreement.  Shares with respect to which the Option
     ------------------------------
     granted hereunder shall have been exercised shall not again be available for Option hereunder.

2.3. Antidilution.  In the event that the outstanding shares of Stock hereafter
     ------------
     are changed into or exchanged for a different number or kind of shares of Stock or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend:

               (7) The aggregate number and kind of shares subject to Option granted hereunder shall be adjusted so that no dilution of the Optionee's Shares shall result;

               (8) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted so that no dilution of the Optionee's shares shall result; and

               (9) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in whole or in part, to the extent that it shall not have been exercised prior thereto.

                                  ARTICLE IV
                                    Options

9.1. Terms of Option.  This Agreement shall expire December 31, 2008.  The
     ---------------
     purchase price of each share of Stock subject to Option hereunder shall be the Equity Per Share.

9.2. Option Exercise.  This Option may be exercised in whole or in part with
     ---------------
     respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specific number of shares desired to be purchased, and delivered to the Company at its principal office in the State of Florida, with payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised. Optionee shall not exercise his Option or part thereof more often than once every sixty (60) days. In addition to and at the time of payment of the Option price, Optionees shall pay to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of Optionee resulting from such exercise, if any.

9.3. Nontransferability of Option.  No Option shall be transferred by Optionee
     ----------------------------
     otherwise than by will or the laws of descent and distribution without first obtaining the written consent of the Board. In the event an Option is transferred in accordance with this section, the Optionee shall provide to the Company all details of the terms and conditions of such transfer as may be requested by the Company.

     9.1. Effect of Termination of Service.
          --------------------------------

               (a) If Optionee's service with the Company shall be terminated for any reason, including the disability or death of the Optionee, his Option shall remain exercisable to the same extent and for the same duration it was exercisable prior to the termination for those number of Shares for which the Option is deemed vested as described in Section 4.5 below, and for three months after the date of such termination or one year after the date of death, respectively, for the number of Shares for which the Option is not deemed vested.

               (b) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

          4.5       Vesting of Option Rights. Optionee will be deemed to be
                    ------------------------
                    fully vested in his option rights under this Agreement on the Effective date of this Agreement.

          4.6       Rights as Shareholder. Optionee or transferee of an Option
                    ---------------------
                    shall have no rights as a shareholder with respect to any Shares subject to such Option prior to the purchase of such Shares by exercise of such Option as provided herein.

                                   ARTICLE V
                              Stock Certificates

          The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder, or any portion thereof, prior to fulfillment of all of the following conditions:

               (a) The admission of such Shares to listing on all stock exchanges on which the Stock is then listed, if any;

               (b) The completion of any registration or other qualification of such Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall in its sole discretion deem necessary or advisable;

               (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

               (d) The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

                                  ARTICLE VI
                Termination, Amendment and Modification of Plan

     The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated in Article III hereof and provided further that no termination, amendment or modification of the Plan shall in any manner affect this Agreement under the Plan without the written consent of the Optionee which consent will be deemed granted upon the Optionee's execution of a new Option Agreement incorporating the changes.

                                  ARTICLE VII
                                 Miscellaneous

     6.1. Service. Nothing in Stock Option Agreement shall confer upon Optionee
          -------
          the right to continue in the service of the Company or any Subsidiary.

     6.2. Other Compensation Plans. The adoption of the Plan and the execution
          ------------------------
          of this Stock Option Agreement shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan or Stock Option Agreement preclude the Company from establishing any other forms of incentive or other compensation for directors of the Company or any Subsidiary.

     6.3. Agreement Binding on Successors. This Agreement shall be binding upon
          -------------------------------
          the successors and assigns of the Company and the Optionee.

     6.4. Singular, Plural; Gender.  Whenever used herein, nouns in the singular
          ------------------------
          shall include the plural, and the masculine pronoun shall include the feminine gender.

     6.5. Applicable Law. This Plan shall be governed by and construed in
          --------------
          accordance with the laws of the State of Florida.

     6.6. Headings, etc., No Part of Plan. Headings of Articles and Sections
          -------------------------------
          hereof are inserted for convenience and reference only; they constitute no part of the Stock Option Agreement.

     6.7. Severability. If any provision or provisions of the Plan or this
          ------------
          Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals.

     Dated this _________________ day of ___________________, __________.


                                   OPTIONEE
Witnesses:


________________________________        _________________________________
                                        Guy D. Colado


________________________________


(CORPORATE SEAL)

                                        COMMERCE NATIONAL CORPORATION
Attest:


________________________________        By: _______________________________
Secretary                                   President